Exhibit 10.31

 AGREEMENT

AGREEMENT dated this 19th day of May, 2014, between Medbox Property Investments, Inc., a California corporation (“Medbox”) and MJ Holdings, Inc., a Nevada corporation (“MJNE”).

WHEREAS, MJNE acquires and leases real estate to licensed marijuana operators, including but not limited to providing complete turnkey growing space and related facilities to licensed marijuana growers and dispensary owners (the “Business”);

WHEREAS, Medbox and MJNE desire that Medbox provide referrals and introductions to MJNE, subject to the terms and conditions of this Agreement;

NOW, THEREFORE, the parties hereto agree as follows:

1. Referrals.

During the Term (defined below), Medbox shall use commercially reasonable efforts to provide MJNE with referrals and introductions for the Business. Medbox shall engage in active solicitation for the Business with prospective clients. With respect to any prospective customer introduced or referred to MJNE by Medbox, MJNE shall promptly notify Medbox by e-mail at the e-mail address set forth in Section 7.4 of any agreements or arrangements it enters into with such parties and the material terms thereof. All referrals and introductions under this Agreement must be in writing at the e-mail address set forth in Section 7.4. The date Medbox provides a referral to MJNE under this Agreement is referred to herein as the “Referral Date”. Any referrals provided by Medbox to MJNE under this Agreement will be valid for a term of one year from the Referral Date (the “Referral Term”) and will survive any termination of this Agreement. In the event MJNE fails to enter into an agreement relating to the Business with a prospective client during the Referral Term, following the expiration of such Referral Term, Medbox may enter into any agreement directly with such prospective client previously referred to MJNE.

2. Term.

The term of this Agreement (the “Term”) will commence effective on the date hereof and shall continue for a period of six months, and will renew automatically for successive one month terms thereafter subject to the right of either party (following the initial six month term) to terminate this Agreement upon 5 days’ written notice.

3. Representations and Warranties

MJNE represents, warrants and covenants to Medbox that:

3.1 MJNE is duly incorporated or organized, validly existing and in good standing under the laws of the State of Nevada.

3.2 The common stock of MJNE is quoted on the OTC Markets and has not been the subject of any suspension from trading or removal from quotation.

3.3 The execution and delivery by MJNE of this Agreement and the consummation by MJNE of the transactions contemplated hereby (the “Transactions”) have been duly authorized and approved by the Board of Directors of MJNE and no other corporate proceedings on the part of MJNE are necessary to authorize this Agreement and the Transactions. This Agreement constitutes a legal, valid and binding obligation of MJNE, enforceable against MJNE in accordance with the terms hereof.

3.3 As of its respective filing date, and to the best of MJNE’s knowledge, each MJNE SEC Document complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such MJNE SEC Document, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. MJNE is not in (and the execution of this Agreement and the effectuation of the Transactions will not result in) violation or breach of, conflict with, or in default under (any provisions of (a) the articles of incorporation or bylaws of MJNE or (b) any mortgage, indenture, lease, license or any other agreement or instrument.

3.4 No order suspending the effectiveness of any registration statement of MJNE under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act has been issued by the SEC and, to MJNE’s knowledge, no proceedings for that purpose have been initiated or threatened by the SEC.

3.5 To the best of current management’s knowledge, MJNE is not and has not, and the present officers, directors and affiliates of MJNE are not and have not, been the subject of, nor does MJNE have any reason to believe that MJNE or any of its current; officers, directors or affiliates will be the subject of, any civil or criminal proceeding or investigation by any federal or state governmental agency alleging a violation of securities laws.

3.6 To the best of current management’s knowledge, MJNE is not and has not been the subject of any voluntary or involuntary bankruptcy proceeding, nor is it or has it been a party to any material litigation or, within the past two years, the subject of any threat of material litigation. Litigation shall be deemed “material” if the amount at issue exceeds the lesser of $10,000 per matter or $25,000 in the aggregate.

3.7 To the best of current management’s knowledge, MJNE has not, and the present officers, directors and affiliates of MJNE have not, been the subject of, nor does MJNE have any reason to believe that MJNE or any of its officers, directors or affiliates will be the subject of, any civil, criminal or administrative investigation or proceeding brought by any federal or state governmental agency.

3.8 MJNE’s outstanding securities as of the date of this agreement is set forth in MJNE’s 8-k as filed with the SEC on April 10, 2014. As of the date of this agreement, MJNE has no preferred shares or warrants, or other securities which are convertible into shares of its common stock issued and outstanding. The issued and outstanding securities of MJNE have been duly authorized and are validly issued, fully paid, non-assessable, and have been issued in accordance with all applicable laws, including, but not limited to, the Securities Act.

3.9 MJNE shall, within 3 business days of this Agreement, post on its corporate Web site or provide hyperlinks from its corporate website every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T during the preceding 12 months.

3.10 Medbox represents, warrants and covenants to MJNE that:

(a) Medbox is an accredited investor, as such term is defined in Rule 501(A) of Regulation D and,

(b) Medbox is acquiring the securities issuable hereunder for investment purposes only and not with a view to distribution or resale, and acknowledges that such securities may not be sold, transferred, made subject to a security interest, pledged, hypothecated or otherwise disposed of unless and until registered under the Securities Act or evidence satisfactory to MJNE that such registration is not required under the Securities Act.

4. Medbox’s Compensation

4.1 MJNE shall pay to Medbox (i) 50% of any management fee received from clients referred or introduced to MJNE by Medbox (provided such client was introduced or referred by Medbox to MJNE during the Term and MJNE entered into any agreement relating to the Business with the client during a Referral Term), and (ii) 50% of Net Revenue received from any clients referred or introduced to MJNE by Medbox during the Term (provided such client was introduced or referred by Medbox to MJNE during the Term and MJNE entered into any agreement relating to the Business with the client during a Referral Term), “Net Revenue” means total revenue received from the client referred or introduced by Medbox minus total operating expenses attributable to the generation of such revenues (which, for the avoidance of doubt, will not include management compensation and bonuses). Medbox may at any time during the Term demand an accounting of any calculation provided by MJNE under this Agreement of Net Revenue and, upon receipt of such demand, MJNE shall promptly provide MJNE with the accounting for the Net Revenue calculation and any support for such calculation reasonably requested by Medbox. For the avoidance of doubt, MJNE’s payment obligations (with respect to clients introduced or referred by Medbox during the Term and which MJNE enters into agreements relating to the Business with during the Term) under this Section 4.1 will survive any termination of this Agreement.

4.2 MJNE shall issue to Medbox, (i) upon execution of this Agreement, warrants for the purchase of 33,333 shares of common stock and (ii) on each monthly anniversary of this Agreement (until Medbox has issued an aggregate of 600,000 warrants under this Agreement), warrants for the purchase of 33,333 shares of common stock. All warrants issued under this Agreement will have a five-year term, an exercise price to be determined upon issuance, equal to the volume weighed average price of the common stock for the thirty days prior to the date of issuance (as reported on OTC Markets or such other market or exchange as the common stock may then be traded), will be exercisable on a cashless basis, and will be substantially in the form attached as Exhibit A hereto. The parties acknowledge that the warrants issuable pursuant to this Agreement and the shares of common stock issuable upon exercise thereof will not be registered under the Securities Act or state securities law and may not be sold except pursuant to such registration or an exemption therefrom.

4.3 MJNE shall make the payments required under Section 4.1 within 20 days following its receipt of management fees and Net Revenues from clients which give rise to such payment obligations. In the event MJNE fails to make any payments to Medbox required under this Agreement within fifteen days of the required time period, Medbox will be entitled to all costs, including, without limitation, legal fees and expenses, it may incur in connection with its collection thereof.

5. Relationship between the Parties.

Medbox is an independent contractor acting solely as a non-exclusive referral source for MJNE.

6. Assignment.

Neither this Agreement nor any rights hereunder may be assigned, pledged or otherwise encumbered or disposed of, in whole or in part, by either party hereto, without the prior written consent of the other party.

7. Miscellaneous.

7.1 This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior understandings with respect to such subject matter. No change, modification, addition or termination of this agreement shall be enforceable unless in writing and signed by the party against whom enforcement is sought.

7.2 The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

7.3 This agreement shall be governed and construed in accordance with the laws of the State of New York, without regards to the conflicts of law principles thereof. In the event that any dispute or claim shall arise under or with respect to (i) whether Medbox is entitled to fees under this Agreement or (ii) the determination of Net Revenues under this Agreement, such dispute or claim shall be submitted to binding arbitration before a panel of one arbitrator at the American Arbitration Association offices in New York City (or the next closest AAA office) by giving written notice to the other party. Costs of the arbitration shall be split equally by the parties. The arbitrator shall use all reasonable efforts to minimize discovery and to complete the arbitration proceedings as expeditiously as possible. The Arbitrator shall render a written decision within thirty (30) calendar days of the hearing. The Arbitrator, as part of any award, shall award the prevailing party reasonable attorneys’ fees only as set forth in this Agreement. All awards and determinations made in such an Arbitration shall be conclusively binding upon the parties and judgment may be rendered thereon in any jurisdiction necessary for enforcement thereof. This provision shall not preclude the parties from seeking injunctive and/or equitable relief prior to or during arbitration in the proper courts.

7.4 Any notice or other communication given or required to be given hereunder shall be in writing and shall be given personally, by telegraph, by telex, by mailing the same by registered air mail, postage prepaid, by e-mail or by facsimile to the parties at their respective addresses set forth below or to such other persons as may hereafter be designated by like notice hereunder:

If to Medbox: 8439 West Sunset Blvd., Suite 101 West Hollywood, CA 90069; Fax: E-mail: info@thedispensingsolutions.com Attn: Dr. Bruce Bedrick

Copy to: Darrin M. Ocasio, Esq. Sichenzia Ross Friedman Ference LLP 61 Broadway, 32nd Floor New York, NY 10006 Fax: (212) 930-9725 E-mail: dmocasio@srff.com

If to MJNE to:
4141 NE 2nd Avenue

Suite 204-A
Miami, Florida 33137
E-mail: adam@mjholdingsinc.com

7.5 This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute one agreement.

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IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

MEDBOX PROPERTY INVESTMENTS, INC. (A WHOLLY OWNED SUBSIDIARY OF MEDBOX, INC.)

By:  /s/ Vincent Mehdizadeh

Name: Vincent Mehdizadeh

Title: Interim CEO

MJ PROPERTY HOLDINGS, INC.

By:/s/ Adam Laufer

Name: Adam Laufer

Title: co-CEO

NEITHER THIS SECURITY NOR ANY SECURITIES WHICH MAY BE ISSUED UPON EXERCISE OF THIS SECURITY HAVE BEEN REGISTERED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY U.S. STATE OR OTHER JURISDICTION OR ANY EXCHANGE OR SELFREGULATORY ORGANIZATION, IN RELIANCE UPON EXEMPTIONS FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, AND SUCH OTHER LAWS AND REQUIREMENTS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR LISTING OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, SUCH REGISTRATION AND/OR LISTING REQUIREMENTS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH WILL BE REASONABLY ACCEPTABLE TO THE COMPANY.
.

MJ HOLDINGS, INC.

COMMON STOCK WARRANT

May __, 2014

MJ Holdings, Inc, a Nevada corporation (the “Company”), hereby certifies that Medbox, Inc., a Nevada corporation, its permissible transferees, designees, successors and assigns (collectively, the “Holder”), for value received, is entitled to purchase from the Company at any time commencing on the date hereof (the “Effective Date”) and terminating on the fifth anniversary of the Effective Date, up to _______ shares (each, a “Share” and collectively the “Shares”) of the Company’s common stock (the “Common Stock”), at an exercise price per Share equal to $______ (the “Exercise Price”). The number of Shares purchasable hereunder and the Exercise Price are subject to adjustment as provided in Section 4 hereof.

1. Method of Exercise; Payment.

(a) Cash Exercise. The purchase rights represented by this Warrant may be exercised by the Holder, in whole or in part, at any time, or from time to time, by the surrender of this Warrant (with the notice of exercise form (the "Notice of Exercise") attached hereto as Exhibit A duly executed) at the principal office of the Company, and by payment to the Company of an amount equal to the Exercise Price multiplied by the number of the Shares being purchased, which amount may be paid, at the election of the Holder, by wire transfer or certified check payable to the order of the Company. The person or persons in whose name(s) any certificate(s) representing Shares shall be issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the Shares represented thereby (and such Shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised.

(b) Cashless Exercise. In lieu of exercising this Warrant for cash in accordance with Section 1(a), the Holder may elect to receive a number of Shares equal to of the value (as determined below) of such portion of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with Notice of Cashless Exercise annexed hereto as Exhibit B duly executed. In such event, the Company shall issue to the Holder a number of Shares computed using the following formula:

X = Y (A-B) A

Where X = the number of Shares to be issued to the Holder.

Y = the number of Shares subject to this Warrant or, if only a portion of this Warrant is being exercised, the portion of the Warrant being canceled (at the time of such calculation).

A = the fair market value of one share of the Company’s Common Stock (at the date of such calculation).

B = the Exercise Price (as adjusted to the date of such calculation).

(c) Fair Market Value. For purposes of this Section 1, the fair market value of the Company’s Common Stock shall mean:

(i) The average of the closing sales prices of the Company’s Common Stock on the OTCQB, OTCBB, or such other market or exchange on which the Common Stock may then trades, as reported by Bloomberg; or

(ii) If market value cannot be calculated in accordance with Section 1(c)(i) above, the fair market value of the Common Stock per share shall be agreed upon by the parties hereto. If parties cannot agree on the fair market value within five (5) business days of delivery of the Notice of Cashless Exercise, the Board of Directors in good faith shall determine the fair market value of the Common Stock; provided, however, that the fair market value of the Common Stock shall be no greater than the price at which the Company last sold its Common Stock or the exercise price of its last granted options, whichever occurs later.

(d) Stock Certificates. In the event of any exercise of the rights represented by this Warrant, as promptly as practicable after this Warrant is surrendered and delivered to the Company along with all other appropriate documentation on or after the date of exercise and in any event within five (5) days thereafter, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of Shares issuable upon such exercise. In the event this Warrant is exercised in part, the Company at its expense will execute and deliver a new Warrant of like tenor exercisable for the number of Shares for which this Warrant may then be exercised.

(e) Taxes. The issuance of the Shares upon the exercise of this Warrant, and the delivery of certificates or other instruments representing such Shares, shall be made without charge to the Holder for any tax or other charge in respect of such issuance.

2. Warrant.

(a) Exchange, Transfer and Replacement. At any time prior to the exercise hereof, this Warrant may be exchanged upon presentation and surrender to the Company, alone or with other warrants of like tenor of different denominations registered in the name of the same Holder, for another warrant or warrants of like tenor in the name of such Holder exercisable for the aggregate number of Shares as the Warrant or Warrants surrendered.

(b) Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft, or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver in lieu thereof, a new Warrant of like tenor.

(c) Cancellation; Payment of Expenses. Upon the surrender of this Warrant in connection with any transfer, exchange or replacement as provided in this Section 2, this Warrant shall be promptly canceled by the Company. The Holder shall pay all taxes and all other expenses (including legal expenses, if any, incurred by the Holder or transferees) and charges payable in connection with the preparation, execution and delivery of Warrants pursuant to this Section 2.

(d) Warrant Register. The Company shall maintain, at its principal executive office s (or at the offices of the transfer agent for the Warrant or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant (the “Warrant Register”), in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee and each prior owner of this Warrant.

3. Rights and Obligations of Holders of this Warrant. The Holder of this Warrant shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or in equity; provided, however, that in the event any certificate representing shares of Common Stock or other securities is issued to the Holder hereof upon exercise of this Warrant, such holder shall, for all purposes, be deemed to have become the holder of record of such Common Stock on the date on which this Warrant, together with a duly executed Election to Purchase, was surrendered and payment of the aggregate Exercise Price was made, irrespective of the date of delivery of such Common Stock certificate.

4. Adjustments.

(a) Stock Dividends, Reclassifications, Recapitalizations, Etc. While this Warrant is outstanding, in the event the Company: (i) subdivides its outstanding Common Stock into a greater number of shares, (ii) combines its outstanding Common Stock into a smaller number of shares or (iii) increases or decreases the number of shares of Common Stock outstanding by reclassification of its Common Stock (including a recapitalization in connection with a consolidation or merger in which the Company is the continuing corporation), then (1) the Exercise Price on the record date of such division or distribution or the effective date of such action shall be adjusted by multiplying such Exercise Price by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately before such event and the denominator of which is the number of shares of Common Stock outstanding immediately after such event, and (2) the number of shares of Common Stock for which this Warrant may be exercised immediately before such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the Exercise Price immediately before such event and the denominator of which is the Exercise Price immediately after such event.

(b) Combination: Liquidation. While this Warrant is outstanding, (i) in the event of a Combination (as defined below), each Holder shall have the right to receive upon exercise of the Warrant the kind and amount of shares of capital stock or other securities or property which such Holder would have been entitled to receive upon or as a result of such Combination had such Warrant been exercised immediately prior to such event (subject to further adjustment in accordance with the terms hereof), and (ii) in the event of (x) a Combination where consideration to the holders of Common Stock in exchange for their shares is payable solely in cash or (y) the dissolution, liquidation or winding-up of the Company, the Holders shall be entitled to receive, upon surrender of their Warrant, distributions on an equal basis with the holders of Common Stock or other securities issuable upon exercise of the Warrant, as if the Warrant had been exercised immediately prior to such event, less the Exercise Price. Unless paragraph (ii) is applicable to a Combination, the Company shall provide that the surviving or acquiring Person (the “Successor Company”) in such Combination will assume by written instrument the obligations under this Section 4 and the obligations to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to acquire. “Combination” means an event in which the Company consolidates with, merges with or into, or sells all or substantially all of its assets to another Person, where “Person” means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity. In case of any Combination described in this Section 4, the surviving or acquiring Person and, in the event of any dissolution, liquidation or winding-up of the Company, the Company, shall deposit promptly with an agent or trustee for the benefit of the Holders such funds, if any, necessary to pay to the Holders the amounts to which they are entitled as described above. After such funds and the surrendered Warrant are received, the Company shall be required to deliver a check in such amount as is appropriate (or, in the case or consideration other than cash, such other consideration as is appropriate) to such Person or Persons as it may be directed in writing by the Holders surrendering such Warrants.

(c) Notice of Adjustment. Whenever the Exercise Price or the number of shares of Common Stock and other property, if any, issuable upon exercise of the Warrant is adjusted, as herein provided, the Company shall deliver to the holders of the Warrant in accordance with Section 10 a certificate of the Company’s Chief Financial Officer setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated and specifying the Exercise Price and number of shares of Common Stock issuable upon exercise of Warrant after giving effect to such adjustment.

(d) Notice of Certain Transactions. While this Warrant is outstanding, in the event that the Company shall propose (a) to offer the holders of its Common Stock rights to subscribe for or to purchase any securities convertible into shares of Common Stock or shares of stock of any class or any other securities, rights or options, (b) to effect any capital reorganization, reclassification, consolidation or merger affecting the class of Common Stock, as a whole, or (c) to effect the voluntary or involuntary dissolution, liquidation or winding-up of the Company, the Company shall, within the time limits specified below, send to each Holder a notice of such proposed action or offer. Such notice shall be mailed to the Holders at their addresses as they appear in the Warrant Register (as defined in Section 2(d)), which shall specify the date such issuance or event is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, and shall briefly indicate the effect of such action on the Common Stock and on the number and kind of any other shares of stock and on other property, if any, and the number of shares of Common Stock and other property, if any, issuable upon exercise of each Warrant and the Exercise Price after giving effect to any adjustment pursuant to Section 4 which will be required as a result of such action. Such notice shall be given as promptly as possible and (x) in the case of any action covered by clause (a) or

(b) above, at least ten (10) days prior to the record date for determining holders of the Common Stock for purposes of such action or (y) in the case of any other such action, at least twenty (20) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock, whichever shall be the earlier.

1.
Fractional Shares. In lieu of issuance of a fractional share upon any exercise hereunder, the Company will issue an additional whole share in lieu of that fractional share, calculated on the basis of the Exercise Price.

2.
Legends. Prior to issuance of the shares of Common Stock underlying this Warrant, all such certificates representing such shares shall bear a restrictive legend to the effect that the Shares represented by such certificate have not been registered under the Securities Act of 1933, as amended (the “1933 Act”), and that the Shares may not be sold or transferred in the absence of such registration or an exemption therefrom, such legend to be substantially in the form of the bold-face language appearing at the top of Page 1 of this Warrant.

3.
Disposition of Warrants or Shares. The Holder of this Warrant, each transferee hereof and any holder and transferee of any Shares, by his or its acceptance thereof, agrees that no public distribution of Warrants or Shares will be made in violation of the provisions of the 1933 Act. Furthermore, it shall be a condition to the transfer of this Warrant that any transferee thereof deliver to the Company his or its written agreement to accept and be bound by all of the terms and conditions contained in this Warrant.

4.
Merger or Consolidation. The Company will not merge or consolidate with or into any other corporation, or sell or otherwise transfer its property, assets and business substantially as an entirety to another corporation, unless the corporation resulting from such merger or consolidation (if not the Company), or such transferee corporation, as the case may be, shall expressly assume, by supplemental agreement reasonably satisfactory in form and substance to the Holder, the due and punctual performance and observance of each and every covenant and condition of this Warrant to be performed and observed by the Company.

5.
Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Referral Agreement between the Company and the Holder.

6.
Limitation on Exercise. Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by the Holder upon any exercise of this Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act, does not exceed 4.99% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. Each delivery of an Exercise Notice hereunder will constitute a representation by the Holder that it has evaluated the limitation set forth in this paragraph and determined that issuance of the full number of Warrant Shares requested in such Exercise Notice is permitted under this paragraph. This provision shall not restrict the number of shares of Common Stock which a Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of a merger or other business combination or reclassification involving the Company. This restriction may not be waived without the consent of the Holder.

7.	Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York.

8.	Successors and Assigns. This Warrant shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

9.	Headings. The headings of various sections of this Warrant have been inserted for reference only and shall not affect the meaning or construction of any of the provisions hereof.

10.
Severability. If any provision of this Warrant is held to be unenforceable under applicable law, such provision shall be excluded from this Warrant, and the balance hereof shall be interpreted as if such provision were so excluded.

11.	Modification and Waiver. This Warrant and any provision hereof may be amended, waived, discharged or terminated only by an instrument in writing signed by the Company and the Holder.

12.
Specific Enforcement. The Company and the Holder acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Warrant were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Warrant and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which either of them may be entitled by law or equity.

13.
Assignment. This Warrant may be transferred or assigned, in whole or in part, at any time and from time to time by the then Holder by submitting this Warrant to the Company together with a duly executed Assignment in substantially the form and substance of the Form of Assignment which accompanies this Warrant, as Exhibit C hereto, and, upon the Company’s receipt hereof, and in any event, within five (5) business days thereafter, the Company shall issue a warrant to the Holder to evidence that portion of this Warrant, if any as shall not have been so transferred or assigned.

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by one of its officers thereunto duly authorized.

MJ HOLDINGS, INC.
Date: May __, 2014	By:____________________________________ Name: Title:

EXHIBIT A TO WARRANT CERTIFICATE

ELECTION TO PURCHASE
To Be Executed by the Holder in Order to Exercise the Warrant

The undersigned Holder hereby elects to purchase _______ Shares pursuant to the attached Warrant, and requests that certificates for securities be issued in the name of:

(Please type or print name and address)

(Social Security or Tax Identification Number)

and delivered to:_________________________________________________________________ ___________________________________________________________________.

(Please type or print name and address if different from above)

If such number of Shares being purchased hereby shall not be all the Shares that may be purchased pursuant to the attached Warrant, a new Warrant for the balance of such Shares shall be registered in the name of, and delivered to, the Holder at the address set forth below.

In full payment of the purchase price with respect to the Shares purchased and transfer taxes, if any, the undersigned hereby tenders payment of $__________ by check, money order or wire transfer payable in United States currency to the order of [_________]

HOLDER: By:_____________________________________ Name: Title: Address:
Dated:_______________________

EXHIBIT B TO WARRANT

NOTICE OF EXERCISE OF COMMON STOCK WARRANT PURSUANT TO NET ISSUE ("CASHLESS") EXERCISE PROVISIONS

To Be Executed by the Holder  in Order to Exercise the Warrant

CASHLESS EXERCISE
Gentlemen:

The undersigned, registered holder of the Warrant to Purchase Common Stock delivered herewith ("Warrant") hereby irrevocably exercises such Warrant for, and purchases thereunder, shares of the Common Stock of MJ Holdings, Inc., a Nevada corporation, as provided below. Capitalized terms used herein, unless otherwise defined herein, shall have the meanings given in the Warrant. The portion of the Aggregate Price (as hereinafter defined) to be applied toward the purchase of Common Stock pursuant to this Notice of Cashless Exercise is $ , thereby leaving a remainder Aggregate Price (if any) equal to $ . Such exercise shall be pursuant to the net issue exercise provisions of Section 1(b) of the Warrant. Therefore, the holder makes no payment with this Notice of Exercise. The number of shares to be issued pursuant to this exercise shall be determined by reference to the formula in Section 1(b) of the Warrant which requires the use of the fair market value (as defined in Section 1(c) of the Warrant) of the Company's Common Stock on the business day immediately preceding the day on which this Notice is received by the Company. To the extent the foregoing exercise is for less than the full Aggregate Price of the Warrant, the remainder of the Warrant representing a number of Shares equal to the quotient obtained by dividing the remainder of the Aggregate Price by the Warrant Price (and otherwise of like form, tenor and effect) may be exercised under Section 1(b) of the Warrant. For purposes of this Notice the term "Aggregate Price" means the product obtained by multiplying (i) the number of shares of Common Stock for which the Warrant is exercisable times the Warrant Price;

Signature:_____________________________________
Address:______________________________________
Date:______________________________________

EXHIBIT C
TO
WARRANT

FORM OF ASSIGNMENT (To be signed only on transfer of Warrant)

For value received, the undersigned hereby sells, assigns, and transfers unto _____________ the right represented by the within Warrant to purchase ______ shares of Common Stock of MJ Holdings, Inc., a Nevada corporation, to which the within Warrant relates, and appoints ____________________ Attorney to transfer such right on the books of MJ Holdings, Inc., a Nevada corporation, with full power of substitution of premises.

Dated:	By:_______________________________ Name: Title: (signature must conform to name of holder as specified on the face of the Warrant)
Address:

Signed in the presence of :

Dated: